  UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the SEC Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to 14a-12

FIRST WAVE BIOPHARMA, INC.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1.	Title of each class of securities to which transaction applies:
2.	Aggregate number of securities to which transaction applies:
3.	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
4.	Proposed maximum aggregate value of transaction:
5.	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1.	Amount Previously Paid:
2.	Form, Schedule or Registration Statement No.:
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4.	Date Filed:

This filing of definitive additional materials under Schedule 14A consists of a Current Report on Form 8-K filed by First Wave BioPharma, Inc. on December 6, 2021 and relates to the proxy statement dated November 19, 2021, relating to the Company’s annual meeting of stockholders to be held on December 17, 2021 at 9:00 A.M., Eastern Time and at any adjournment or postponement thereof, virtually via the Internet at www.virtualshareholdermeeting.com/FWBI2021.

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): December 6, 2021
First Wave BioPharma, Inc.
(Exact name of registrant as specified in its charter)
Delaware	001-37853	46-4993860
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
777 Yamato Road, Suite 502 Boca Raton, Florida	33431
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (561) 589-7020
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	FWBI	Nasdaq Capital Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.	Other Events
On December 6, 2021, First Wave BioPharma, Inc. (the “Company”) provided the following business update:

As of December 6, 2021, subsequent to September 30, 2021, the Company has issued and sold 3,682,120 shares of its common stock under the At The Market Agreement by and between the Company and H.C. Wainwright & Co., LLC as sales agent, dated May 26, 2021, for which the Company has received gross proceeds of approximately $10.5 million, less issuance costs incurred of approximately $327,000.

On December 6, 2021, the Company had cash and cash equivalents of approximately $9.7 million.

The Company’s ability to issue common stock and other securities exercisable or convertible for shares of common stock is subject to availability of a sufficient amount of authorized shares of common stock pursuant to the Company’s certificate of incorporation. As of December 6, 2021, there were 1,477,803 shares of common stock authorized and available for issuance on a fully-diluted basis which includes reservations of shares of common stock for the Company’s Amended and Restated 2020 Omnibus Equity Incentive Plan and the exchange right under the Company’s Series B Preferred Stock. The Company filed a definitive proxy statement with the Securities and Exchange Commission, which has been mailed to the Company’s stockholders, including a proposal, to be voted on at the Company’s upcoming annual meeting of stockholders on December 17, 2021, to increase the total number of authorized shares of common stock by 25,000,000 to 50,000,000 shares. This proposal must be approved by the affirmative vote of a majority of the outstanding shares of common stock entitled to vote on the proposal at the meeting, and there can be no assurance that this proposal will be approved.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

First Wave BioPharma, Inc.
December 6, 2021	By:	/s/ Daniel Schneiderman
	Name:	Daniel Schneiderman
	Title:	Chief Financial Officer